Exhibit List


Exhibit No.              Exhibit
      24          Power of Attorney for R. E. McKee  III
                       POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  Robert  E.  McKee III, of 14927 Sandalfoot,  Houston,

Texas  77095,  as  a  director  of  Questar  Corporation  (the

"Company"),  do  hereby appoint Abigail L.  Jones  and  S.  E.

Parks,  or  each  of  them acting alone, my  true  and  lawful attorney-in-fact to sign any Form 3, Form 4, Form 5,  or  Form

144 Reports that I am required to file with the Securities and

Exchange Commission reporting transactions involving shares of the  Company's  common stock and derivative  securities  whose value is dependent on such shares, including option grants and phantom  stock units allocated to my accounts under the  terms of  deferred compensation plans adopted by the Company and its subsidiaries.

      I  acknowledge  that Ms. Jones and  Mr.  Parks  are  not

assuming any responsibility that I have to comply with federal securities laws, including compliance with Section 16  of  the

Securities and Exchange Act of 1934.

      By signing this Power of Attorney, I am revoking a prior

document  dated  July 25, 2003.  This Power of Attorney  shall remain in full force and effect with respect to my holdings of any  transactions of securities issued by the Company as  long as I am required to make reports of my transactions, unless  I revoke it with a signed writing prior to such date.

October 22, 2004
Date                               /s/ Robert E. McKee III